UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2007

ALESCO FINANCIAL INC.

(formerly Sunset Financial Resources, Inc.)

(Exact name of registrant as specified in its charter)

Maryland	1-32026	16-1685692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Cira Centre 2929 Arch Street, 17th Floor Philadelphia, Pennsylvania	19104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 701-9555

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement; Item 3.02 Unregistered Sales of Equity Securities.

On June 25, 2007, Alesco Financial, Inc. (the “Company”), completed the issuance and sale of $28,125,000 in aggregate principal amount of the trust preferred securities (the “Trust Preferred Securities”) issued by the Company’s wholly-owned subsidiary, Alesco Capital Trust I (the “Trust”), in a private placement under Rule 144A. The Trust Preferred Securities mature on July 30, 2037 and may be called by the Company at par any time after July 30, 2012. The Trust Preferred Securities require quarterly distributions of interest by the Trust to the holders of the Trust Preferred Securities. Distributions will be payable quarterly at a fixed interest rate equal to 9.495% per annum through the distribution payment date in July 30, 2012 and thereafter at a floating interest rate equal to the London Interbank Offered Rate (“LIBOR”) plus 400 basis points per annum through July 30, 2037. The Trust simultaneously issued 870 shares of the Trust’s common securities (the “Common Securities”) to the Company for a purchase price of $870,000, which constitutes all of the issued and outstanding common securities of the Trust.

The Trust used the proceeds from the sale of the Trust Preferred Securities together with the proceeds from the sale of the Common Securities to purchase $28,995,000 in aggregate principal amount of unsecured junior subordinated notes due July 30, 2037 issued by the Company (the “Junior Subordinated Notes”). The net proceeds to the Company from the sale of the Junior Subordinated Notes to the Trust will be used for general corporate purposes, including investment consistent with the Company’s stated investment strategy.

The Junior Subordinated Notes were issued pursuant to a Junior Subordinated Indenture, dated June 25, 2007 (the “Indenture”), between the Company and Wells Fargo Bank, N.A., as trustee. The terms of the Junior Subordinated Notes are substantially the same as the terms of the Trust Preferred Securities. The interest payments on the Junior Subordinated Notes paid by the Company will be used by the Trust to pay the quarterly distributions to the holders of the Trust Preferred Securities. The Indenture permits the Company to redeem the Junior Subordinated Notes (and thus a like amount of the Trust Preferred Securities) on or after July 30, 2012. If the Company redeems any amount of the Junior Subordinated Notes, the Trust must redeem a like amount of the Trust Preferred Securities.

The terms of the Trust Preferred Securities are governed by an Amended and Restated Trust Agreement, dated June 25, 2007 (the “Trust Agreement”), by and among the Company, as depositor, Wells Fargo Bank, N.A., as property trustee, Wells Fargo Delaware Trust Company, as Delaware trustee, and the administrative trustees named therein.

The preceding discussion is qualified in its entirety by reference to the terms of the Indenture and the Trust Agreement. Copies of the Indenture and the Trust Agreement are attached hereto as Exhibits 4.1 and 4.2.

Item 9.01	Financial Statements and Exhibits.

Exhibit 4.1	Junior Subordinated Indenture, dated as of June 25, 2007, between Alesco Financial Inc. and Wells Fargo Bank, N.A.

Exhibit 4.2	Amended and Restated Trust Agreement, dated as of June 25, 2007, by and among Alesco Financial Inc., Wells Fargo Bank, N.A., Wells Fargo Delaware Trust Company and the administrative trustees named therein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

ALESCO FINANCIAL INC.

Date: June 29, 2007	By:	/s/ John J. Longino
John J. Longino
Chief Financial Officer

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Exhibit Index

Exhibit 4.1	Junior Subordinated Indenture, dated as of June 25, 2007, between Alesco Financial Inc. and Wells Fargo Bank, N.A.

Exhibit 4.2

Amended and Restated Trust Agreement, dated as of June 25, 2007, by and among Alesco Financial Inc., Wells Fargo Bank, N.A., Wells Fargo Delaware Trust Company and the administrative trustees named therein.

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